Subscription Agreement

November 15, 2007

To the Board of Directors of

Global Brands Acquisition Corp.:

Gentlemen:

The undersigned hereby subscribes for and agrees to purchase 1,100,000 Units (“Co-Investment Units”) at $10.00 per Co-Investment Unit, each Co-Investment Unit representing one share of common stock, par value $0.0001 per share (“Co-Investment Common Stock”), of Global Brands Acquisition Corp., a Delaware corporation (“Corporation”), and one warrant (“Co-Investment Warrant”), each to purchase one share of Common Stock at $7.50 per share, for an aggregate purchase price of $11,000,000 (“Purchase Price”). The payment for and issuance of the Co-Investment Units shall occur immediately prior to the consummation of a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with an operating business (“Business Combination”) meeting the requirements set forth in the registration statement (“Registration Statement”) relating to the Corporation’s initial public offering (“IPO”) and after the signing of a definitive Business Combination agreement and the approval of that Business Combination by a majority of shares of the Corporation’s Common Stock voted by those of its stockholders that purchase the securities offered in the IPO and any of the Corporation’s officers, directors and founders who purchase such securities either in the IPO or afterwards. Immediately prior to the consummation of a Business Combination, the undersigned shall deliver the Purchase Price to the Corporation. In the event that the Corporation fails to consummate a Business Combination within 24 months from the effective date of the Registration Statement, the undersigned’s obligation to purchase the Co-Investment Units shall be null and void and of no further force and effect.

The undersigned represents and warrants that he has been advised that the Co-Investment Units (including the Co-Investment Common Stock, Co-Investment Warrants and the underlying securities) have not been registered under the Securities Act; that he is acquiring the Co-Investment Units (including the Co-Investment Common Stock, Co-Investment Warrants and underlying securities) for his account for investment purposes only; that he has no present intention of selling or otherwise disposing of the Co-Investment Units (including the Co-Investment Common Stock, Co-Investment Warrants and underlying securities) in violation of the securities laws of the United States; that he is an “accredited investor” as defined by Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”); and that he is familiar with the proposed business, management, financial condition and affairs of the Corporation.

Moreover, the undersigned agrees that it shall not sell, assign or otherwise transfer the Co-Investment Units or any underlying securities until 180 days after the Corporation consummates a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business (“Business Combination”) meeting the requirements set forth in the Registration Statement, except (i) to its members upon its liquidation, (ii) by bona fide gift to a member of the immediate family of the undersigned’s members’ or to a trust, the beneficiary of which is member of the undersigned or a member of such person’s immediate family, for estate planning purposes, (iii) by virtue of the laws of descent and distribution upon death, (iv) pursuant to a qualified domestic relations order or (v) to the Company’s officers, directors and person affiliated with the Company’s “founders” as described in the Registration Statement, provided, however, that such transfers may be implemented only upon the respective transferee’s written agreement to be bound by the terms and conditions of this Agreement. Furthermore, the undersigned acknowledges that the certificates for such Co-Investment Units shall contain a legend indicating such restriction on transferability. If subsequent to the Corporation’s consummation of a Business Combination, (i) the last sales price of the Corporation’s common stock equals or exceeds $14.25 per share for any twenty (20) trading days within any thirty (30) trading day period beginning 90 days after the consummation of the Business Combination or (ii) the Corporation consummates a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of the Corporation’s stockholders having the right to exchange their shares of common stock for cash, securities or property, the above described transfer restrictions will be removed.

The undersigned agrees to provide the Corporation’s audit committee, on a quarterly basis, with evidence that the undersigned has, or has access to, sufficient net liquid assets available to consummate the purchase of Co-Investment Units contemplated hereby. In the event that the undersigned does not consummate all or any portion of the co-investment when required to do so, the other purchasers of Co-Investment Units will have the ability to satisfy the undersigned’s co-investment obligation (and if they do, then the undersigned will sell, at the original cost, his founders’ units to the other purchasers of Co-Investment Units who satisfy the undersigned’s co-investment obligation). If either the undersigned or Sportswear Holdings Limited (pursuant to that certain Subscription Agreement, dated as of the date hereof, between Sportswear Holdings Limited and the Corporation) does not purchase all of its required number of Co-Investment Units and, in the case of Sportswear Holdings Limited, the undersigned does not satisfy the remaining obligations of Sportswear Holdings Limited, the undersigned agrees to sell and the Corporation agrees to purchase the undersigned’s founders’ units for the same purchase price originally paid for them.

The terms of this agreement and the restriction on transfers with respect to the Co-Investment Units may not be amended without the prior written consent of the undersigned and Citigroup Global Markets Inc.

Very truly yours,

JLJ Partners, LLC

Agreed to:

Global Brands Acquisition Corp.

By:
Name:
Title:

Citigroup Global Markets Inc.

By:
Name:
Title: